                                                                     Exhibit 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              SUMMIT DESIGN, INC.

                             NYE ACQUISITION, INC.

                                      AND

                       TRIQUEST DESIGN AUTOMATION, INC.


                         DATED AS OF FEBRUARY 17, 1997

                               INDEX OF EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------

Exhibit A      Form of Company Affiliate Agreement

Exhibit B      Form of Parent Affiliate Agreement

Exhibit C      Declaration of Registration Rights

Exhibit D      Form of  Legal Opinion of Counsel to Parent

Exhibit E      Form of Legal Opinion of Counsel to the Company

Exhibit F      Form of Employment and Non-Competition Agreement (Butler)

Exhibit G      Form of Employment Agreement (Roy)

Exhibit H      Form of Employment Agreement (Kumar)

                              INDEX OF SCHEDULES


SCHEDULE            DESCRIPTION
--------            -----------

2.3(a)              Shareholder List
2.3(b)              Option List
2.6                 Third Party Consents -- Company
2.7                 Governmental Consents
2.8                 Company Financials
2.9                 Undisclosed Liabilities
2.10                No Changes
2.11                Tax
2.13(a)             Leased Real Property
2.13(b)             Liens on Property
2.14(a)             Intellectual Property
2.14(b)             Intellectual Property Licenses
2.14(d)             Employee Proprietary Information / Confidentiality
                     Agreements
2.15(a)             Agreements, Contracts and Commitments
2.15(b)             Agreements, Contracts and Commitments -- Breaches
2.16                Interested Party Transactions
2.18                Litigation
2.22                Brokers/Finders Fees; Third-Party Expenses
2.23(b)             Employee Benefit Plans and Employees
2.23(d)             Employee Plan Compliance
2.23(g)             Post Employment Obligations
2.23(h)(i)          Effect of Transaction
2.23(h)(ii)         Excess Parachute Payments
2.23(j)             Labor
4.1                 Conduct of the Business
5.10                Company Affiliate List

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I - THE MERGER........................................................   1

     1.1       The Merger.....................................................   1
     1.2       Closing; Effective Time........................................   2
     1.3       Effect of the Merger...........................................   2
     1.4       Articles of Incorporation; Bylaws..............................   2
     1.5       Directors and Officers.........................................   2
     1.6       Maximum Shares to Be Issued; Effect on Capital Stock...........   2
     1.7       Conversion of Shares...........................................   3
     1.8       Dissenting Shares..............................................   5
     1.9       Surrender of Certificates......................................   6
     1.10      No Further Ownership Rights in Company Capital Stock...........   8
     1.11      Lost, Stolen or Destroyed Certificates.........................   8
     1.12      Tax and Accounting Consequences................................   8
     1.13      Taking of Necessary Action; Further Action.....................   8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................   9

     2.1       Organization of the Company....................................   9
     2.2       Articles of Incorporation and Bylaws...........................   9
     2.3       Company Capital Structure......................................   9
     2.4       Subsidiaries...................................................  10
     2.5       Authority......................................................  10
     2.6       Non-Contravention..............................................  10
     2.7       Consents.......................................................  11
     2.8       Company Financial Statements...................................  11
     2.9       No Undisclosed Liabilities.....................................  11
     2.10      No Changes.....................................................  11
     2.11      Tax and Other Returns and Reports..............................  13
     2.12      Restrictions on Business Activities............................  15
     2.13      Title to Assets; Absence of Liens and Encumbrances.............  15
     2.14      Intellectual Property..........................................  15
     2.15      Agreements, Contracts and Commitments..........................  17
     2.16      Interested Party Transactions..................................  18
     2.17      Compliance with Laws...........................................  19
     2.18      Litigation.....................................................  19
     2.19      Insurance......................................................  19
     2.20      Minute Books...................................................  19
     2.21      Environmental Matters..........................................  19
     2.22      Brokers' and Finders' Fees; Third Party Expenses...............  20

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                               PAGE
                                                                               ----
     2.23      Employee Matters and Benefit Plans.............................  20
     2.24      Performance of Covenants.......................................  24
     2.25      Pooling of Interests...........................................  24
     2.26      Representations Complete.......................................  24

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........  24

     3.1       Organization, Standing and Power...............................  24
     3.2       Certificate of Incorporation and Bylaws........................  24
     3.3       Authority......................................................  24
     3.4       Capital Structure..............................................  25
     3.5       SEC Documents; Parent Financial Statements.....................  25
     3.6       No Material Adverse Change.....................................  26
     3.7       Non-Contravention..............................................  26
     3.8       Consents.......................................................  26
     3.9       Intellectual Property..........................................  26
     3.10      Compliance with Laws...........................................  27
     3.11      Litigation.....................................................  27
     3.12      Environmental Matters..........................................  27
     3.13      Performance of Covenants.......................................  28
     3.14      Representations Complete.......................................  28

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME..............................  28

     4.1       Conduct of Business of the Company.............................  28
     4.2       No Solicitation................................................  30

ARTICLE V - ADDITIONAL AGREEMENTS.............................................  31

     5.1       Written Consent of Company Shareholders' to Merger.............  31
     5.2       Access to Information..........................................  32
     5.3       Confidentiality................................................  32
     5.4       Expenses.......................................................  32
     5.5       Public Disclosure..............................................  32
     5.6       Consents.......................................................  32
     5.7       Reasonable Efforts.............................................  32
     5.8       Notification of Certain Matters................................  33
     5.9       Pooling Accounting.............................................  33
     5.10      Affiliate Agreements...........................................  33

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                         PAGE
                                                                                         ----
     5.11      Additional Documents and Further Assurances..............................  34
     5.12      Resale Registration Statement............................................  34
     5.13      Form S-8.................................................................  34
     5.14      NMS Listing..............................................................  34
     5.15      Indemnification and Insurance Of Officers and Directors..................  34

ARTICLE VI - CONDITIONS TO THE MERGER...................................................  36

     6.1       Conditions to Obligations of Each Party to Effect the Merger.............  36
     6.2       Additional Conditions to Obligations of the Company......................  36
     6.3       Additional Conditions to the Obligations of Parent and Merger Sub........  37

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY.............  39

     7.1       Survival of Representations and Warranties...............................  39
     7.2       Escrow Arrangements......................................................  39

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER........................................  46

     8.1       Termination..............................................................  46
     8.2       Effect of Termination....................................................  47
     8.3       Amendment................................................................  47
     8.4       Extension; Waiver........................................................  47

ARTICLE IX - GENERAL PROVISIONS.........................................................  47

     9.1       Notices..................................................................  47
     9.2       Interpretation...........................................................  49
     9.3       Counterparts.............................................................  49
     9.4       Entire Agreement; Assignment.............................................  49
     9.5       Severability.............................................................  50
     9.6       Other Remedies...........................................................  50
     9.7       Governing Law............................................................  50
     9.8       Rules of Construction....................................................  50
     9.9       Share Legends............................................................  50
     9.10      California Corporate Securities Law......................................  50

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of February 17, 1997 among Summit Design, Inc., a Delaware corporation ("Parent"), NYE Acquisition, Inc., a California corporation and a
              ------
wholly-owned subsidiary of Parent ("Merger Sub"), and TriQuest Design
                                    ----------
Automation, Inc., a California corporation (the "Company").
                                                 -------

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved this Agreement and the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding
                               ---------------------
options, warrants and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Common Stock of Parent ("Parent Common Stock").
                  -------------------

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Corporations Code of the State of California (the "California Code"), Merger Sub shall be merged with and into the Company, the
----------------
separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".
        ---------------------

     1.2  Closing; Effective Time.  Unless this Agreement is earlier terminated
          -----------------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take
                                                         -------
place as promptly as practicable upon a date mutually agreed by Parent and the Company, but no later than the fifteenth business day following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date".
                                                                ------------
On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger with the Secretary of State of the State of California (the "Agreement of Merger"), in accordance with the relevant
                 -------------------
provisions of the California Code. The date and time the Merger becomes effective in accordance with the provisions of the California Code is the "Effective Time". The parties currently intend that the Closing Date will occur
---------------
on or prior to February 28, 1997.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the California Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.  Unless otherwise determined by
          ---------------------------------
Parent prior to the Effective Time, at the Effective Time:

          (a) The Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is TriQuest Design Automation, Inc."

          (b) The Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time.

     1.5  Directors and Officers.  The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Maximum Shares to Be Issued; Effect on Capital Stock.  The maximum
          ----------------------------------------------------
number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options and warrants to acquire Company Capital Stock shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Share Number (as defined in Section 1.7(g) below). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock.

     1.7  Conversion of Shares.  Subject to the terms and conditions of this
          --------------------
Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

          (a)  Conversion of Company Common Stock.
               ----------------------------------

               (i)    Unvested Common Stock.  Each share of Common Stock of the
                      ---------------------
Company issued and outstanding immediately prior to the Effective Time which is subject to vesting and is not fully vested immediately prior to the Effective Time ("Unvested Common Stock") (other than any shares of Unvested Common Stock
       ---------------------
to be canceled pursuant to Section 1.7(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in paragraph (h) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.9. Each share of Parent Common Stock so issued (A) shall be subject to vesting on the same terms and vesting schedule as the share of Unvested Common Stock surrendered in respect thereof,
(B) shall bear such restricted legends as are deemed appropriate by counsel to Parent and (C) shall be held in escrow by Parent pending vesting pursuant to the terms of the agreements which provide for the Company's repurchase rights with respect to such Unvested Common Stock ("Unvested Stock Repurchase Agreements")
                                        ------------------------------------

               (ii)   Vested and Non-Vesting Common Stock.  Each share of Common
                      -----------------------------------
Stock of the Company issued and outstanding immediately prior to the Effective Time (taking into account all shares of Preferred Stock of the Company ("Company
                                                                         -------
Preferred Stock") that shall have been converted into Common Stock of the
---------------
Company as of such time), other than Unvested Common Stock ("Vested Common
                                                             -------------
Stock" and, collectively with the Unvested Common Stock, "Company Common Stock")
-----                                                     --------------------
(other than any shares of Vested Common Stock to be canceled pursuant to Section 1.7(b) and any Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio, upon surrender of the certificate representing such share of Vested Common Stock in the manner provided in Section 1.9.

          (b)  Cancellation of Parent-Owned and Company-Owned Stock.  Each share
               ----------------------------------------------------
of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Stock Options.  At the Effective Time, all options to purchase
               -------------
Company Common Stock then outstanding under the Company's 1995 Incentive Stock Option Plan (the "Option Plan"), or otherwise, shall be assumed by Parent in
                  -----------
accordance with provisions described below.

               (i)    At the Effective Time, each outstanding option to
purchase shares of Company Common Stock (each a "Company Option") under the
                                                 --------------
Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio (with cash, less the applicable exercise price, being payable for any fraction of a share of Parent Common Stock) and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Each Company Option assumed by Parent in accordance with this Section 1.7(c)(i) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change subsequent to Effective Time.

               (ii) Parent shall use its best efforts to ensure that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

               (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (d)  Capital Stock of Merger Sub.  Each share of Common Stock of
               ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (f)  Fractional Shares.  No fraction of a share of Parent Common Stock
               -----------------
will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be paid (upon surrender of the certificate representing such shares of Company Capital Stock) by Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

          (g)  Definitions.
               -----------

               (a)  Aggregate Share Number.  Subject to the provisions of
                    ----------------------
Section 1.8 below, the "Aggregate Share Number" shall mean 775,000 shares of Parent Common Stock.

               (b)  Exchange Ratio.  The "Exchange Ratio" shall mean the
                    --------------
quotient obtained by dividing (x) 775,000 by (y) the sum of (A) the Outstanding Capital Stock Amount plus (B) the Outstanding Option Amount.

               (c)  Escrow Amount.  The "Escrow Amount" shall be a number of
                    -------------
shares of Parent Common Stock obtained by multiplying (x) the Aggregate Share Number minus the Outstanding Option Amount by (y) 0.10.

               (d)  Outstanding Capital Stock Amount.  The "Outstanding Capital
                    --------------------------------
Stock Amount" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

               (e)  Outstanding Option Amount.  The "Outstanding Option Amount"
                    -------------------------
shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding options and warrants to acquire shares of Company Common Stock immediately prior to the Effective Time.

     1.8  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with California law (Title 1, Division 1, Chapter 13 of the California Code) and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights

("Dissenting Shares"), shall not be converted into or represent a right to
-------------------
receive Parent Common Stock pursuant to Section 1.7, but the holder thereof shall only be entitled to such rights as are granted by the California Code.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands dissenters' rights under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) such dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.7, without interest thereon, upon surrender of the certificate(s) representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for dissenters' rights with respect to any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the California Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for cash settlement under the California Code. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissenters' rights with respect to capital stock of the Company or offer to settle or settle any such demands.

          (d) Parent reserves the right to delay delivery of Parent Common Stock upon surrender of Company Capital Stock to the Exchange Agent to any shareholder which did not vote in favor of the Merger until such shareholders' dissenters' rights pursuant to Title 1, Division 1, Chapter 13 of the California Code have terminated. Exercise by any shareholder of such dissenters' rights shall terminate the right to receive Parent Common Stock as set forth in Paragraph 1.7 hereof with respect to such dissenting shares.

     1.9  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Prior to the Effective Time, Parent shall
               --------------
designate a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.
                               --------------

          (b)  Parent to Provide Common Stock.  As of the Closing Date, Parent
               ------------------------------
shall deposit with the Exchange Agent for exchange in accordance with this
Article I (i) certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.7 in exchange for outstanding shares of Company Capital Stock; provided that, subject to the provisions of Section
7.2 hereof, on behalf of the holders of Company Capital Stock, Parent shall cause to be deposited into the Escrow Fund a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.7, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Sections 1.7(c) and (f) hereof. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be equal to one-tenth (1/10th) of the aggregate number of shares of Parent Common Stock which such holder is otherwise entitled to receive under Section 1.7 by virtue of ownership of outstanding shares of Company Capital Stock, and shall be allocated among vested and unvested shares of Parent Common Stock in the same proportion of vested and unvested shares of Parent Common Stock which such holder is entitled to receive pursuant to Section 1.7.

          (c)  Exchange Procedures.  Promptly after the Effective Time, the
               -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.7, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, (i) to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof and (ii) to be held in escrow on such holder's behalf pending vesting pursuant to Section 1.7(a)(i) above), plus cash in lieu of fractional shares to which such holder is entitled pursuant to Section 1.7, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10  No Further Ownership Rights in Company Capital Stock.  All shares of
           ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.11  Lost, Stolen or Destroyed Certificates.  In the event any
           --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.7; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.12  Tax and Accounting Consequences.  It is intended by the parties
           -------------------------------
hereto that the Merger shall (i) for federal income tax purposes, constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) for accounting purposes, qualify for
                       ----
accounting treatment as a pooling of interests. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the preceding, Parent makes no representations or warranties as to whether the transactions contemplated by this Agreement qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The Company acknowledges that it has obtained its own advice regarding the tax consequences of the Merger and neither the Company nor its shareholders are relying on Parent concerning such matters.

     1.13  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the

Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:
             -----------------

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event,
                     -----------------------
violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company taken as a whole excluding (i) changes that occurred after the date of this Agreement in general business conditions in the Company's industry and not specifically related to the Company, or (ii) as a result of the public announcement or the pendency of the Merger and which would reasonably be expected to have only a temporary effect on the Company's business and financial condition.

     2.2  Articles of Incorporation and Bylaws.  The Company has delivered a
          ------------------------------------
true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

     2.3  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 20,000,000 shares of authorized Common Stock, of which 2,839,681 shares are issued and outstanding and 7,354,500 shares of authorized Company Preferred Stock. The authorized Company Preferred Stock consists of 1,354,500 shares of authorized Series A Preferred Stock, all of which shares are issued and outstanding, and 6,000,000 shares of authorized Series B Preferred Stock, of which 4,849,662 shares are issued and outstanding. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth on
Schedule 2.3(a). All outstanding shares of Company Capital Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All holders of Unvested Common Stock have duly executed and delivered an Unvested Stock Repurchase Agreement, and the Company has not waived or assigned any rights thereunder.

          (b) The Company has reserved 5,907,031 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 3,871,316 shares are subject to outstanding, unexercised options and 1,541,425 shares remain available for future grant. Schedule 2.3(b) sets forth for each outstanding Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for the Company Options granted under the Option Plan described in Schedule 2.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Options described in Schedule 2.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

     2.4  Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.5  Authority.  Subject only to the requisite approval of the Merger and
          ---------
this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. As of the Effective Time, the Merger and this Agreement will have been duly authorized and approved by the Company's shareholders in accordance with all applicable law. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.6  Non-Contravention.  Except as set forth on Schedule 2.6, subject only
          -----------------
to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under

(with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles
                                  --------
of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.7  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.7 and
(iv) such consents, waivers, authorizations, filings, approvals and registrations which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     2.8  Company Financial Statements.  Schedule 2.8 sets forth the Company's
          ----------------------------
unaudited balance sheet as of December 31, 1996 (the "Balance Sheet") and the
                                                      -------------
related unaudited statements of operations and cash flows for the twelve-month period then ended (collectively, the "Company Financials"). The Company
                                      ------------------
Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
basis consistent throughout the periods indicated and consistent with each other, (except that such financial statements may not contain footnotes and are subject to year-end audit adjustments). The Company Financials present fairly the financial position of the Company as of the dates and during the periods indicated therein.

     2.9  No Undisclosed Liabilities.  Except as set forth in Schedule 2.9, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since December 31, 1996 consistent with past practices.

     2.10 No Changes.  Except as set forth in Schedule 2.10, since December 31,
          ----------
1996, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) capital expenditure or capital commitment by the Company of $10,000 in any individual case or $25,000 in the aggregate.

          (d) destruction of, damage to or loss of any material assets (whether or not covered by insurance) or termination of any consulting or similar agreements;

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any material right or material claim of the Company, including any material write-off or other material compromise of any account receivable of the Company;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.14 below) or of infringement by the Company of any third party's Intellectual Property rights;

          (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by the Company or consulting fees charged to its customers or licensees except in the ordinary course of business, or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company except in the ordinary course of business;

          (r) event or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on the Company; or

          (s) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.11 Tax and Other Returns and Reports.
          ---------------------------------

          (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------                                        ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.11:
               ----------------------

               (i) The Company as of the Effective Time will have prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed relating to any and all
                         -------
Taxes concerning or attributable to the Company or its operations; such Returns have been completed in accordance with applicable law and, to the knowledge of the Company, such Returns are true and correct.

               (ii) The Company as of the Effective Time: (A) will have paid or accrued (in accordance with GAAP) all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company does not have any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

               (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

               (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or
                           -----
attributable to Taxes, except Liens relating to Taxes not yet due and payable.

               (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, will, or would reasonably be expected to, give rise to the payment of any amount that would not be deductible pursuant to
Section 280G or 162 of the Code.

               (xi)    The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) The tax basis of assets utilized by the Company for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.12  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.13  Title to Assets; Absence of Liens and Encumbrances.
           --------------------------------------------------

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.13(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.13(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.14  Intellectual Property.  "Intellectual Property" shall mean any or all
           ---------------------    ---------------------
of the following and all rights in, arising out of, or associated therewith:
(i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how and technology; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; and (v) all computer software including all source code, object code, firmware and development tools.

"Company Intellectual Property" means all Intellectual Property owned by or
 -----------------------------
exclusively licensed to the Company.

          (a) Schedule 2.14(a) sets forth a complete list of all registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, and a list of all products of the Company embodying or based upon any Company Intellectual Property, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as otherwise limited by the descriptions set forth in Schedule 2.14(a), all of the Company Intellectual Property used in the business of the Company as currently conducted is valid, enforceable and subsisting.

          (b) Schedule 2.14(b) sets forth a complete list of all licenses, assignments, sublicenses and other agreements to which the Company is a party and pursuant to which (i) the Company has received rights with respect to any Intellectual Property (ii) or has granted any person any rights with respect to any Company Intellectual Property (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")), and includes the identity of all parties thereto, a
  -----------------
description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.14(a) or 2.14(b), the Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products of the Company as the business of the Company is currently conducted.

          (c) No claims with respect to the Company Intellectual Property have been asserted or are, to the Company's knowledge, threatened by any person, nor, to the Company's knowledge, are there any grounds for any claims (i) to the effect that the Company's services or the manufacture, sale, licensing or use of any of the products of the Company infringe on any Intellectual Property or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrighted works, technology, know-how or computer software programs and applications used in the Company's business as currently conducted, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property. To the best of the Company's knowledge, the Company has not infringed and will not infringe on any

Intellectual Property or other proprietary right of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company. Other than as set forth in Schedules 2.14(a) or 2.14(b), no Company Intellectual Property or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

          (d) Other than as set forth in Schedule 2.14(d), each current and former employee and contractor of and consultant to the Company has executed proprietary information and confidentiality agreements substantially in the Company's standard forms.

     2.15  Agreements, Contracts and Commitments.
           -------------------------------------

          (a) Except as set forth on Schedule 2.15(a), the Company does not have, is not a party to nor is it bound by:

               (i)     any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

               (v) any agreement or plan (other than the Option Plan), including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)    any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $5,000,

               (viii)  any agreement of indemnification or guaranty,

               (ix) any agreement relating to capital expenditures and involving future payments in excess of $5,000,

               (x) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xii) any purchase order or contract for the purchase of raw materials involving $10,000 or more,

               (xiii)  any construction contracts,

               (xiv) any distribution, joint marketing or development agreement,

               (xv) any agreement pursuant to which the Company has granted to any party a license or option or other right to use or acquire (including contingent rights) source-code developed by the Company, or

               (xvi) any other agreement that involves $20,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.15(b) or as would not, and would not be reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.15(a) or Schedule 2.14(b) (any such agreement, contract or commitment, a "Contract"). Each
                                                        --------
Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.15(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.16  Interested Party Transactions.  Except as set forth on Schedule 2.16,
           -----------------------------
to the Company's knowledge, no officer, director or shareholder of the Company (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from, or sells or furnishes to, the Company any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.15(a) or Schedule 2.14(b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed a "material economic interest in any entity" for purposes of this Section 2.16 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

     2.17  Compliance with Laws.  The Company has complied in all material
           --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.18  Litigation.  Except as set forth in Schedule 2.18, there is no
           ----------
action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.18, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.18 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.19  Insurance.  With respect to the insurance policies and fidelity bonds
           ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.20  Minute Books.  The minute books of the Company provided to counsel
           ------------
for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.21  Environmental Matters.
           ---------------------

          (a)  Hazardous Material.  The Company has not:  (i) operated any
               ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and
-------------------
safely maintained.  No Hazardous

Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities.  The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  The Company currently holds all material environmental
               -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") required for the conduct of the Company's Hazardous Material
-------
Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.22 Brokers' and Finders' Fees; Third Party Expenses.  The Company has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.22 sets forth the general nature of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.23 Employee Matters and Benefit Plans.
          ----------------------------------

          (a)  Definitions.  With the exception of the definition of "Affiliate"
               -----------
set forth in Section 2.23(a)(i) below (such definition shall only apply to this Section 2.23), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i)     "Affiliate" shall mean any other person or entity under
                        ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii)    "ERISA" shall mean the Employee Retirement Income
                        -----
Security Act of 1974, as amended;

               (iii)   "Company Employee Plan" shall refer to any plan, program,
                        ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

               (iv)    "Employee" shall mean any current, former, or retired
                        --------
employee, officer, or director of the Company or any Affiliate;

               (v)     "Employee Agreement" shall refer to each management,
                        ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

               (vi)    "IRS" shall mean the Internal Revenue Service;
                        ---

               (vii)   "Multiemployer Plan" shall mean any "Pension Plan" (as
                        ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii)  "Pension Plan" shall refer to each Company Employee Plan
                        ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 2.23(b) contains an accurate and complete
               --------
list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c)  Documents.  The Company has provided to Parent (i) correct and
               ---------
complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications
  ---
material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance.  Except as set forth on Schedule
               ------------------------
2.23(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e)  Pension Plans.  The Company does not now, nor has it ever,
               -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)  Multiemployer Plans.  At no time has the Company contributed to
               -------------------
or been requested to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  Except as set forth in Schedule
               ------------------------------
2.23(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

               (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.23(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.23(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i)  Employment Matters.  The Company (i) is in compliance in all
               ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending or, to the knowledge of the Company, threatened.  Except as set forth in
Schedule 2.23(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.23(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company. Every Employee of the Company is either a United States citizen, a permanent resident of the United States or possesses an H-1 visa which permits the Employee to perform the services currently provided to the Company and which is valid through October 17, 1998.

     2.24  Performance of Covenants.  On or prior to the Effective Time, the
           ------------------------
Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     2.25  Pooling of Interests.  The representations and warranties of the
           --------------------
Company in the "pooling" representation letter to Coopers & Lybrand are true and correct.

     2.26  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or
                                      --------
warranty is made with respect to statements made or furnished by Parent or Merger Sub expressly for use in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their approval of this Agreement and the Merger.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

     3.2  Certificate of Incorporation and Bylaws.  Parent has delivered to the
          ---------------------------------------
Company accurate and complete copies of the Certificate of Incorporation and Bylaws of Parent, including all amendments thereto.

     3.3  Authority.  Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law regarding specific performance, injunctive relief or other equitable remedies. The terms of the employment agreements referenced in Section 6.3(h) have been duly approved by the Board of Directors of Parent.

     3.4  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 30,000,000 shares of Common Stock, of which approximately 13,357,132 shares were issued and outstanding as of January 31, 1997, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. Parent has reserved 2,322,000 shares of Parent Common Stock for issuance under its 1994 Stock Plan, 150,000 shares of Parent Common Stock for issuance under its 1996 Employee Stock Purchase Plan and 150,000 shares of Parent Common Stock for issuance under its 1996 Director Option Plan. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, nonassessable.

     3.5  SEC Documents; Parent Financial Statements.  Parent has delivered to
          ------------------------------------------
the Company accurate and complete copies of each report, registration statement and definitive proxy statement (including all exhibits thereto) filed by Parent with the Securities and Exchange Commission (the "SEC") between January 1, 1996
                                                  ---
and the date of this Agreement (the "Parent SEC Documents").  As of their
                                     --------------------
respective filing dates, the Parent SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and as of the time such Parent SEC Documents were filed with the SEC each complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements")
                                                   ---------------------------
comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). The financial statements of Parent included in Parent's press release dated January 28, 1997 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered (except that such financial statements exclude financial footnotes) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and for the periods then ended (subject to normal audit adjustments).

     3.6  No Material Adverse Change.  Since September 30, 1996, Parent has
          --------------------------
conducted its business in the ordinary course and there has not occurred (a) any material adverse change in the financial condition, liabilities, assets or business of Parent, or (b) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on Parent. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material
                                                                   --------
Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or
--------------
other matter would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries taken as a whole, excluding (i) changes that occurred after the date of this Agreement in general business conditions in Parent's industry and not specifically related to Parent, or (ii) as a result of the public announcement or the pendency of the Merger and which would reasonably be expected to have only a temporary effect on Parent's business and financial condition.

     3.7  Non-Contravention. The execution and delivery of this Agreement by
          -----------------
Parent does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not result in any Conflict under: (i) any provision of the Certificate of Incorporation or Bylaws of the Parent, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or its properties or assets.

     3.8  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with any Government Entity or any third party (so as not to trigger any Conflict), is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except such consents, waivers, authorizations, filings, approvals and registrations which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     3.9  Intellectual Property.
          ---------------------

          (a) All of the Parent Intellectual Property material to the business of Parent as currently conducted is valid, enforceable and subsisting. "Parent
                                                                        ------
Intellectual Property" means all Intellectual Property owned by or exclusively
---------------------
licensed to Parent.

          (b) No claims with respect to the Parent Intellectual Property have been asserted or are, to Parent's knowledge, threatened by any person, nor, to Parent's knowledge, are there any grounds for any claims (i) to the effect that Parent's services or the manufacture, sale, licensing or use of any of the products of Parent infringe on any Intellectual Property or other proprietary right, (ii) against the use by Parent of any trademarks, service marks, trade names, trade secrets, copyrighted works, technology, know-how or computer software programs and applications used in Parent's business as currently conducted, or (iii) challenging the ownership by Parent, validity or effectiveness of any of the Parent Intellectual Property. To the best of Parent's knowledge, Parent has not infringed on any Intellectual Property or other proprietary right of any third party. To Parent's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the

Parent Intellectual Property by any third party, including any employee or former employee of Parent. No Parent Intellectual Property or product of Parent is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent.

          (c) All employees have executed proprietary information and confidentiality agreements substantially in Parent's standard forms and it is the Company's policy to request that all contractors of consultants to Parent execute such proprietary information and confidentiality agreements.

     3.10 Compliance with Laws.  Parent has complied in all material respects
          --------------------
with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     3.11 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending, or to Parent's knowledge threatened, against Parent, its properties or any of its officers or directors, in their respective capacities as such and to Parent's knowledge, there is no investigation pending or threatened against Parent, its properties or any of its officers or directors by or before any governmental entity, except for such actions, suits and proceedings which will not result in damages which exceed $50,000 in the aggregate. There is no action, suit proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     3.12 Environmental Matters.
          ---------------------

          (a) Parent has not: (i) operated any underground storage tanks at any property that Parent has at any time owned, operated, occupied or leased; or
(ii) illegally released any material amount of any Hazardous Material, but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Parent, or, to the Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent has at any time owned, operated, occupied or leased, except for such Hazardous Materials as would not have a Material Adverse Effect on Parent.

          (b)  Hazardous Materials Activities.  Parent has not effected any
               ------------------------------
Hazardous Materials Activities in violation of any rule, regulation, treaty or statue promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  Parent currently holds all Environmental Permits
               -------
required for the conduct of Parent's Hazardous Material activities and other businesses of Parent as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of Parent. Parent is not aware of any fact or circumstance which could involve Parent in any environmental litigation or impose upon Parent any environmental liability.

     3.13 Performance of Covenants.  On or prior to the Effective Time, Parent
          ------------------------
shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     3.14 Representations Complete.  None of the representations or warranties
          ------------------------
made by Parent with respect to written statements made or furnished by Parent or Merger Sub expressly for use in or in connection with documents mailed or delivered to the shareholders of the Parent in connection with soliciting their approval of this Agreement and the Merger, nor any statement made in any certificate furnished by Parent pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading; provided, that no
                                                          --------
representation or warranty is made with respect to statements made or furnished by the Company expressly for use in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their approval of this Agreement and the Merger.


                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.
          ----------------------------------

          (a) Except as contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of (i) the termination of this Agreement or (ii) the Effective Time (the "Pre-Closing
                                                               -----------
Period"), the Company agrees (except to the extent that Parent shall otherwise
------
consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving the Company or its business.

          (b) During the Pre-Closing Period, except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

               (i) Enter into any commitment or transaction not in the ordinary course of business.

               (ii) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

               (iii) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

               (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

               (v) Commence any litigation (provided that the Company may respond to litigation commenced against the Company);

               (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

               (vii) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (viii) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (ix) Acquire or agree to acquire any assets in an amount in excess of $10,000 in the case of a single transaction or in excess of $30,000 in the aggregate in any 30-day period;

               (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

               (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

               (xii) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on the date hereof;

               (xiii) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

               (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (xv) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $30,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

               (xvi) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (xvii) Enter into any strategic alliance, development or joint marketing agreement; or

               (xviii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(b)(i) through (xvii) above or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation. Until the earlier of (i) the Effective Time and (ii)
          ---------------
the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Written Consent of Company Shareholders' to Merger.
          --------------------------------------------------

          (i) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare a proxy statement (the "Proxy
                                                                        -----
Statement") relating to the solicitation of the written consent of the
---------
shareholders of the Company to the Merger. The Proxy Statement shall include the information required pursuant to Rule 502 promulgated under the Securities Act and an investor suitability questionnaire. Parent shall provide to the Company and its counsel for inclusion in the Proxy Statement such publicly available information concerning Parent, its operations, capitalization, technology, share ownership and other material as the Company or its counsel may reasonably request. Each of Parent and the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time. Whenever any event occurs which should be set forth in a supplement to the Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence and cooperate in preparing such supplement.

          (ii) The Company shall use its reasonable best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The Company shall use its reasonable best efforts to solicit and obtain the written consent of the holders of Company Preferred Stock necessary to result in the conversion of all then outstanding Company Preferred Stock immediately prior to the Effective Time. The materials submitted to the Company's shareholders, including the Proxy Statement, shall be subject to prior review and approval by Parent and shall include the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement; provided that nothing in this subparagraph (ii) or otherwise in this Agreement shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law.

     5.2  Access to Information.  Subject to any applicable contractual
          ---------------------
confidentiality obligations (which the Company shall use its best efforts to cause to be waived) each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3  Confidentiality.  Each of the parties hereto hereby agrees to and
          ---------------
reaffirms the terms and provisions of the Mutual Nondisclosure Agreement between Parent and the Company dated as of December 31, 1996.

     5.4  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.5  Public Disclosure.  Upon execution and delivery of this Agreement by
          -----------------
the parties hereto, Parent and the Company shall release a jointly prepared announcement describing the Merger. Except as aforesaid, unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.6  Consents.  The Company shall use its reasonable efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

     5.7  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

     5.8   Notification of Certain Matters.  The Company shall give prompt
           -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9   Pooling Accounting.  Parent and the Company shall each use its best
           ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a "pooling of interests." Each of Parent and the Company shall use its best efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests." Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a "pooling of interests" or (ii) jeopardize the tax-free nature of the reorganization hereunder.

     5.10  Affiliate Agreements.  Schedule 5.10 sets forth those persons who, in
           --------------------
the Company's reasonable judgment, are or may be "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of the Company (collectively, the "Company Affiliates"). Prior to the Closing Date,
                            ------------------
Parent shall cause to be delivered to the Company a certificate of an officer of Parent on behalf of Parent identifying all persons who were, in Parent's view, immediately prior to the Closing Date, "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of Parent (the "Parent Affiliates" and, together with the Company Affiliates, the
------------------
"Affiliates").  Prior to the Closing Date, the Company shall use its reasonable
 ----------
efforts to cause each Company Affiliate to execute and deliver a written Affiliate Agreement that he or she will not sell, offer to sell, or otherwise dispose of any of the Parent Common Stock issued to him or her pursuant to the terms of this Agreement, except in compliance with Rule 144 and Rule 145 or another exemption for the registration requirements of the Securities Act and the Company and Parent shall use their reasonable efforts to cause each Affiliate to execute and deliver a written Affiliate Agreement, that he or she will not thereafter sell or in any other way reduce his or her risk relative to any securities of Parent owned by him or her until such time as financial results (including combined sales and net income) covering at least thirty (30) days of post-Closing Date operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC and as approved by Parent, each in the form attached hereto as Exhibit A
                                                                   ---------
with respect to Affiliates of the Company and in the form of Exhibit B with
                                                             ---------
respect to Affiliates of Parent.


     5.11  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.12  Resale Registration Statement.  Parent shall, for the benefit of the
           -----------------------------
shareholders of the Company, use its reasonable best efforts to file a registration statement with the SEC covering the resale of the Parent Common Stock (i) to be issued pursuant to this Agreement or (ii) issued after the Effective Time upon the exercise of Company Options prior to the filing of the registration statement on Form S-8 referenced in Section 5.13 below, which registration statement, as amended or supplemented, and related prospectus will not contain any untrue statement of any material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or omit to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such registration shall be on the time schedule and subject to the terms and conditions set forth in the Declaration of Registration Rights in the form attached hereto as Exhibit C.
                                      ---------

     5.13  Form S-8.  Parent shall file a registration statement on Form S-8 for
           --------
the shares of Parent Common Stock issuable with respect to assumed Company Options and use its reasonable best efforts to cause such registration statement to be declared effective by the SEC on or before July 31, 1997.

     5.14  NMS Listing.  Parent shall authorize for listing on the Nasdaq
           -----------
National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, prior to the earliest possible date that such shares of Parent Common Stock could be resold on the Nasdaq National Market.

     5.15  Indemnification and Insurance Of Officers and Directors.
           -------------------------------------------------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to assume, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers existing prior to the date hereof. The Articles of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to indemnification not less favorable than those set forth in the Articles of Incorporation and By-laws of the Company, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) After the Effective Time, Parent will cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-laws, to indemnify and hold harmless, each present director or officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable
     -------------------
attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of the Company arising out of or pertaining to the transactions contemplated by this Agreement for a period of six (6) years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to the Surviving Corporation and Parent, (ii) after the Effective Time, Parent will cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) Parent will, and Parent will cause the Surviving Corporation to, cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving
             --------  -------
Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided,
                                                               --------
further, that, in the event that any claim or claims for indemnification are
-------
asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) If Parent or the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this
Section 5.15.

          (d) This Section 5.15 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation, and shall be enforceable by each indemnified party, his or her heirs or representatives.

          (e) To the extent the Surviving Corporation does not or is unable to fulfill and honor its obligations under this Section 5.15, Parent hereby expressly guarantees that it shall promptly assume, fulfill and honor all such obligations.

          (f) Notwithstanding any provision of this Section 5.15 to the contrary, the indemnification obligations of Parent, the Surviving Corporation and the Company shall not extend to any person or entity in connection with any action maintained by an Indemnified Party or an "affiliate" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of an Indemnified Party.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  Shareholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (c)  Opinion of Accountants.  Parent shall have received a letter from
               ----------------------
Coopers & Lybrand reaffirming such firm's written concurrence, delivered concurrently with the execution of this Agreement, with Parent management's conclusion as to the appropriateness of "pooling of interests" accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

     6.2  Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representation in Section 3.3) where the failure to be so true and correct would not have a Material Adverse Effect on Parent. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the President and the Chief Financial Officer of Parent.

          (b)  Agreements and Covenants.  Parent and Merger Sub shall have
               ------------------------
performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c)  Legal Opinion.  The Company shall have received a legal opinion
               -------------
from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in substantially the form attached hereto as Exhibit D.
                                                     ---------

          (d)  Material Adverse Change.  There shall not have occurred any
               -----------------------
event, violation, inaccuracy, circumstance or other matter which could reasonably be expected to have a Material Adverse Effect on Parent since September 30, 1996.

          (e) Affiliate Agreements.  Each of the Parent Affiliates shall have
              --------------------
delivered an executed Affiliate Agreement which shall be in full force and effect.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.3, 2.25 and 2.26) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and the Chief Financial Officer of the Company.

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

          (c)  Third Party Consents.  Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6.

          (d)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
Fenwick & West LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit E.
                   ---------

          (e)  Material Adverse Change.  There shall not have occurred any
               -----------------------
event, violation, inaccuracy, circumstance or other matter which could reasonably be expected to have a Material Adverse Effect on the Company since September 30, 1996.

          (f)  Affiliate Agreements.  Each of the Company Affiliates shall have
               --------------------
delivered an executed Affiliate Agreement which shall be in full force and effect.

          (g)  Company Personnel.  No more than one of the eight (8) engineers
               -----------------
and field applications engineers employed by the Company on the date of this Agreement shall have declined an employment offer from Parent or one of Parent's subsidiaries (provided, that any such offer shall be on terms and conditions not less favorable than those of each employee's current agreements with the Company).

          (h)  Employment Agreements.  Each of Stephen Butler, Jayanta Roy and
               ---------------------
Nand Kumar shall have executed and delivered to Parent an Employment Agreement in substantially the form of Exhibits F, G and H, respectively, and all of such
                             -------------------
Employment Agreements shall be in full force and effect. All employment arrangements between the Company on the one hand, and Mssrs. Butler, Roy and Nand on the other hand, existing prior to the Effective Time shall have been terminated without liability to the Company.

          (i)  Conversion of Preferred Stock.  All shares of the Company
               -----------------------------
Preferred Stock shall have converted into Company Common Stock pursuant to
Section 5.2(a)(ii) of the Company's Articles of Incorporation and in accordance with all related provisions of the Company's Articles of Incorporation.

          (j)  Dissenters' Rights.  Holders of more than ten percent (10%) of
               ------------------
the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (k)  Transaction Exemption.  The offer and issuance of the Parent
               ---------------------
Common Stock pursuant to this Agreement shall be exempt from registration requirements of Section 5 of the Securities Act.

          (l)  Due Diligence.  Parent shall be satisfied in the course of its
               -------------
due diligence investigation that matters related to the Company's Intellectual Property, whether or not such matters are within the Company's control, are acceptable and satisfactory to Parent in its sole discretion.

          (m)  Audited Financial Statements.  Parent's independent accountants
               ----------------------------
shall have completed their audit of the financial statements of the Company, and such audited financial statements shall have been prepared in accordance with GAAP and shall confirm that the Company Financials present fairly, in all material respects, the financial position of the Company as of the dates and during the periods indicated therein. Such audited financial statements shall, in the view Parent's independent accountants, satisfy the requirements of Regulation S-X and shall be sufficient for the requirements of the SEC with respect to Parent's reporting obligations under the U.S. federal securities laws.

          (n)  Unvested Stock Repurchase Agreements.  The Company shall have
               ------------------------------------
assigned its rights under the Unvested Stock Repurchase Agreements to Parent and such assignment shall be in full force and effect.

                                  ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                               ESCROW; INDEMNITY

     7.1  Survival of Representations and Warranties.  All of the Company's
          ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on (i) with respect to the representations set forth in Section 2.8, the date which is the date of the auditor's report for the first audit of Parent's financial statements commenced after the Closing Date and (ii) with respect to all other representations and warranties, the date which is one year following the Closing Date. For purposes of this Agreement, the "Expiration Date" shall mean the date
                                            ---------------
which is one year following the Closing Date.

     7.2  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund.  At the Effective Time holders of Company Capital
               -----------
Stock (other than holders of Dissenting Shares) will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with First Trust of California, National Association (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the
            ------------
"Escrow Fund") to be governed by the terms set forth herein and at Parent's cost
------------
and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.7(a). No portion of the Escrow Amount shall be contributed in respect of any Company Options. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and
                                                       ----
collectively "Losses") incurred by Parent, its officers, directors, or
              ------
affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company including any contained in Article II herein (as modified by the Company Schedules). Subject to Section 8.2 below, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph
(d) below) identifying Losses, the aggregate amount of which exceed $60,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund the amount of its Losses which exceed $60,000.

          (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the
                                              -------------
Escrow Period shall not terminate with respect to such amount (or some portion thereof), of the aggregate amount remaining in the Escrow Fund that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved and the expenses of the Securityholder Agent shall have been satisfied in accordance with Section 7.2(g)(i), the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (c)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) "New Shares") in respect of Parent Common Stock in the Escrow Fund which
        ----------
have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

               (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an Officer's Certificate"): (A) stating that Parent has paid or
           ---------------------
properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, the National Market System of the National Association of Securities Dealers Automated Quotation system, in either case as reported in The Wall
                                                                  --------
Street Journal for the five (5) consecutive trading days ending on the date that
--------------
is two (2) trading days prior to the Closing Date. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

          (e)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single independent arbitrator mutually acceptable to Parent and the Securityholder Agent. In the event that within thirty (30) days after submission of any dispute to arbitration Parent and the Securityholder Agent cannot mutually agree on an arbitrator, Parent and the Securityholder Agent shall each select one independent arbitrator, and the two arbitrators so selected shall select a third independent arbitrator. The arbitrator or arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrator or arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the sole arbitrator, or a majority of the arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator or arbitrators.

               (iii) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this
Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of seventy-five percent (75%) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (g)  Securityholder Agent of the Shareholders; Power of Attorney.
               -----------------------------------------------------------

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, David George shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each
                                              --------------------
shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the California Code), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. The Securityholder Agent may resign upon not less than thirty (30) days prior written notice to Parent and to all holders of an interest in the Escrow Fund. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent. The Securityholder Agent shall not receive compensation for his or her services; provided, that after all obligations to Parent related
                         --------
to the Escrow Fund have been satisfied in accordance with the terms of this Agreement and immediately prior to any distribution of any portion of the Escrow Fund to the shareholders of the Company pursuant to Section 7.2(b), all expenses incurred by the Securityholder Agent in connection with his or services shall be reimbursed with shares of Parent Common Stock remaining in the Escrow Fund based on the fair market value of such shares of Parent Common Stock at the time of reimbursement. The Escrow Agent shall be entitled to request that such expenses be approved in writing by the holders of a majority in interest of the Escrow Fund prior to such reimbursement. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

               (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h)  Actions of the Securityholder Agent.  A decision, act, consent or
               -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

          (i)  Third-Party Claims.  In the event Parent becomes aware of a
               ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

          (j)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

               Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her/its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (k)  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Parent It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this

Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by March 31, 1996 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent.

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

          (f) Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that, the provisions of Sections 5.3 and 5.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  Except as is otherwise required by applicable law after
          ---------
the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Summit Design, Inc.
               9305 S.W. Gemini Drive
               Beaverton, Oregon 97008
               Attention: Chief Financial Officer
               Telephone No.: (503) 643-9281
               Facsimile No.: (503) 646-9320

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Steven V. Bernard
               Telephone No.:  (415) 493-9300
               Facsimile No.:  (415) 493-6811

          (b)  if to the Company, to:

               TriQuest Design Automation, Inc.
               1475 South Bascom Avenue, Suite 111
               Campbell, California 95008
               Attention:  Chief Executive Officer
               Telephone No.: (408) 558-0404
               Facsimile No.: (408) 558-0416

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Suite 700
               Palo Alto, California 94306
               Attention:  Dennis R. DeBroeck
               Telephone No.:  (415) 494-0600
               Facsimile No.:  (415) 494-1417

          (c)  if to the Securityholder Agent:

               __________________________
               __________________________
               __________________________
               __________________________
               Telephone No.:  (___) ________
               Facsimile No.:  (___) _________

          (d)  if to the Escrow Agent:

               First Trust of California, National Association
               1 California Street, Fourth Floor
               San Francisco, California 94111
               Attention: Ann Gadsby
               Telephone No.: (415) 273-4532
               Facsimile No.: (415) 273-4593

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, the schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties expressly agree that reasonable attorneys fees may be recoverable in connection with any action to enforce contractual rights under this Agreement.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  Share Legends.  All certificates representing any of the shares of
          -------------
Parent Common Stock to be issued pursuant to this Agreement shall have endorsed thereon a restrictive legend substantially as follows:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) Any legend required to be placed thereon by applicable blue sky laws of any state.

     9.10 California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH
          -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF

THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                 (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company the Securityholder Agent (as to Article VII only) and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



SUMMIT DESIGN, INC.                         TRIQUEST DESIGN AUTOMATION, INC.



By  /s/ Larry J. Gerhard                    By  /s/ Stephen Butler
  --------------------------------            ----------------------------------
    Larry J. Gerhard                            Stephen Butler
    President and Chief Executive               President and Chief Executive
    Officer                                     Officer


SECURITYHOLDER AGENT:                       NYE ACQUISITION, INC.



    /s/ David George                        By      /s/ Larry J. Gerhard
-----------------------------------           ----------------------------------
Name:                                               Larry J. Gerhard
                                                    President



ESCROW AGENT



By  /s/ Barbara Wise
  ---------------------------------
Name:
Title:



                        ***REORGANIZATION AGREEMENT***